UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2007

MAGELLAN MIDSTREAM HOLDINGS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-246263	20-4328784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center

Tulsa, Oklahoma 74172

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (918) 574-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

Item 9.01. Financial Statements and Exhibits.

Magellan Midstream Holdings, L.P. (the “Partnership”) wishes to disclose its press release dated January 31, 2007, furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2. of Form 8-K and the Securities and Exchange Commission Release No. 33-8176, the above information is being furnished under Item 2.02, and Item 9.01 related thereto, of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2007, Thomas T. Macejko, Jr. was elected to the board of directors of the Partnership’s general partner. He is also a director of the general partner of Magellan Midstream Partners, L.P. (NYSE: MMP), a subsidiary. Mr. Macejko is a Vice President of Madison Dearborn Partners, LLC, an affiliate. Prior to joining Madison Dearborn Partners, LLC as a Vice President in 2004, Mr. Macejko attended Northwestern University J.L. Kellogg Graduate School of Management. From 1998 through 2002, he was an analyst with Madison Dearborn Partners, LLC and Deutsche Banc Alex. Brown.

On January 30, 2007, N. John Lancaster, Jr. resigned from the board of directors of the Partnership’s general partner. Mr. Lancaster represented the interests of Carlyle/Riverstone MLP Holdings, L.P., an affiliate (“C/R”). On January 25, 2007, the Federal Trade Commission issued an order that all representatives of C/R serving on the board of directors of the Partnership’s general partner resign before C/R consummates its potential investment in Kinder Morgan, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Holdings, L.P.

	By:	Magellan Midstream Holdings GP, LLC,
its General Partner

Date: January 31, 2007	By:	/s/ Lonny E. Townsend
	Name:	Lonny E. Townsend
	Title:	Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

99.1	Copy of the Partnership’s press release dated January 31, 2007.